EXHIBIT 99.1

Molecular Templates Announces Debt Payoff and Restructuring

  Restructuring agreement with K2 HealthVentures (K2HV) to fully discharge and satisfy outstanding debt owed to K2HV for the prepayment of $27.5 million and the granting of contingent value rights and warrants

  Additional reduction-in-force by approximately 44% as it continues to explore strategic alternatives

AUSTIN, Texas, June 16, 2023 (GLOBE NEWSWIRE) -- Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular Templates,” or “MTEM”), a clinical-stage biopharmaceutical company focused on the discovery and development of proprietary targeted biologic therapeutics, engineered toxin bodies (“ETBs”), to create novel therapies with potent differentiated mechanisms of action for cancer, announced today that it has entered into a restructuring agreement (“Amending Agreement”) with K2 HealthVentures (“K2HV”) to satisfy and discharge MTEM’s outstanding secured debt obligations and terminate all other obligations under the existing debt financing facility between Molecular Templates and K2HV. Molecular Templates also announced a restructuring plan that includes reducing its current workforce as it continues to explore strategic alternatives.

The Amending Agreement provides for the following:

  MTEM has paid down $27.5M of its ~$37.8M senior secured debt obligation with K2HV
  The remaining balance of ~$10M will be converted into a security instrument that will be paid back upon the occurrence of certain specified events, such as a successful asset sale or BD transactions, based on specified multipliers and other terms, or, in the alternative, MTEM may elect to pay off the balance in part or in full. Alternatively, K2HV has the right to convert $3M of such contingent value rights into up to 6,124,011 shares of common stock
  K2HV has a warrant to purchase 5,103,343 shares of common stock at an exercise price of ~$0.39
  In the event of a Change in Control transaction, as such term is defined in the Amending Agreement, K2HV will receive an additional $2.5M

Previously, Molecular Templates announced that it has retained Stifel, Nicolaus & Company to assist Molecular Templates1 in initiating a comprehensive evaluation of strategic alternatives, including, but not limited to, potential financing/recapitalization opportunities, the sale of all, or part, of the company, or a merger, or other strategic transactions. A timetable for completion of this strategic review process has not been set, and there can be no assurance that this strategic review will result in any completed transaction. In connection with the evaluation of strategic alternatives and in order to extend its resources to better position the organization, Molecular Templates today implemented a restructuring plan that includes reducing its current workforce by approximately 44%.

Molecular Templates intends to continue to support its collaboration with BMS and its clinical studies.

About Molecular Templates
Molecular Templates is a clinical-stage biopharmaceutical company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer.

Forward-Looking Statements
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements.  All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Examples of such statements include but are not limited to Molecular Templates’ ability to continue as a going concern; expectations regarding the completion of its workforce reduction plan; the prospects for Molecular Templates’ review and evaluation of potential strategic alternatives; and the terms, timing, structure, benefits and costs of any strategic transaction and whether one will be consummated at all.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to the following: the availability of financing on commercially reasonable terms in order to avoid the need to pursue a dissolution or wind down of Molecular Templates; whether Molecular Templates’ cash resources, will be sufficient to fund its continuing operations beyond the third quarter of 2023; and those risks identified under the heading “Risk Factors” in Molecular Templates’ filings with the Securities and Exchange Commission. There can be no assurance that any of Molecular Templates’ drug or biologic candidates will be successfully developed, manufactured, or commercialized, that final results of clinical trials will be supportive of regulatory approvals required to market products, or that any of the forward-looking information provided herein will be proven accurate. Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular Templates specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contacts:

Dr. Grace Kim
Head of Investor Relations
grace.kim@mtem.com

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1 NTD: The “Company” is not a defined term.